Exhibit 99.4

For Release

Pier 1 Appoints Robert Riesbeck as Chief Executive Officer

Mr. Riesbeck to Continue as Chief Financial Officer

Donna Colaco Named President

FORT WORTH, Texas – November 4, 2019 – Pier 1 Imports, Inc. (NYSE:PIR) (“Pier 1” or the “Company”) today announced the appointment of Robert Riesbeck as Chief Executive Officer and as a director of the Company, effective as of the close of business today. Mr. Riesbeck will also continue to serve as Chief Financial Officer. As planned, Cheryl Bachelder, who has served as Interim Chief Executive Officer since December 2018, has stepped down from that role, also effective as of the close of business today, and will continue in her position as a member of Pier 1’s Board of Directors.

Mr. Riesbeck has more than 25 years of leadership experience in retail and consumer goods with expertise in both growth and turnaround situations and has served in Chief Executive Officer, Chief Operating Officer and Chief Financial Officer roles. He has served as Pier 1’s Chief Financial Officer since July 2019, and previously was Chief Financial Officer of FULLBEAUTY Brands as well as an operating executive at private equity firm Sun Capital Partners.

“Bob has stepped into a leadership role at Pier 1 with a sense of urgency and deep capability and we are thrilled to appoint him as CEO,” said Terry London, Chairman of the Board. “We thank Cheryl for serving Pier 1 as Interim CEO over the last 10 months. She has made important progress in developing a clear plan and roadmap for success, including assembling a strong team to guide the Company into the future. We are pleased that she will continue to play an active role as a member of the Board.”

“Bob has quickly established himself as the right leader to successfully take the Company forward,” said Cheryl Bachelder, Interim Chief Executive Officer. “While we recognize there is still much work to do, Bob has been instrumental in helping the leadership team advance our plan to reset and reimagine the future of this iconic brand and he has put in place a highly capable finance team to steward the Company’s resources.”

Mr. Riesbeck said, “I welcome the opportunity to take on this expanded role and lead one of the best brands in the home sector forward, continuing the progress that Cheryl set in motion with our fiscal 2020 action plan. I am excited to be working alongside a highly capable management team and passionate associates to delight our customers and drive the execution of Pier 1’s turnaround plan through fiscal 2020 and beyond.”

Pier 1 also today announced the appointment of Donna Colaco as President of Pier 1. Ms. Colaco has served as Executive Vice President and Chief Customer Officer since December 2018. Ms. Colaco will continue to be responsible for merchandising, planning and allocation, marketing, e-Commerce and promotion.

Ms. Bachelder added, “We are pleased to promote Donna to serve as President, in recognition of the tremendous impact she has had on Pier 1 style stories and helping to re-engage the Pier 1 customer with our merchandise. I look forward to her leadership in driving a sales turnaround with compelling merchandise and marketing that bring our loyal customers to our stores and online.

Douglas Diemoz, who had served as President, has departed from the Company. Ms. Bachelder stated, “On behalf of Pier 1, I thank Doug for his contributions and wish him well in his future endeavors.”

In connection with the leadership appointments today, the Company has also dissolved the Office of the Chief Executive Officer put in place in July 2019.

About Robert Riesbeck

Mr. Riesbeck has served as Executive Vice President and Chief Financial Officer of Pier 1 since July 2019. Most recently, he served as Chief Financial Officer of FULLBEAUTY Brands from June 2018 to February 2019. Previously, he served as the Chief Financial Officer, from September 2014 to February 2016, and then the Chief Executive Officer and President, from February 2016 to June 2017, of hhgregg, Inc. Prior to that, from 2010 to 2014, Mr. Riesbeck served as an operating executive at Sun Capital Partners, where he was responsible for a diverse group of portfolio companies, after serving for four years as Chief Financial Officer at Marsh Supermarkets, which was acquired by Sun Capital Partners in 2006. He is a Certified Public Accountant and began his career with Grant Thornton LLP. He holds a B.S. in Accounting from The University of Akron.

About Donna Colaco

Ms. Colaco has served as Executive Vice President and Chief Customer Officer of Pier 1 since December 2018. Prior to joining the Company, Ms. Colaco most recently served as Brand President of White House Black Market, a Chico's FAS, Inc. brand, from August 2007 to January 2018. Ms. Colaco also served as a member of the Chico's FAS Executive Committee. Prior to that, Ms. Colaco spent 11 years with AnnTaylor Stores Corporation, where she held positions of increasing responsibility within the merchandising organization, successfully launched the LOFT outlet division, and served as head of e-Commerce for the Ann Taylor brand. From 2006 to 2007, Ms. Colaco was President of Ann Taylor Loft, a $1 billion apparel and accessories business.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: actions intended to return the Company to profitable growth; fiscal 2020 action plans and expense reduction initiatives intended to reset the Company’s gross margin and cost structure; the Company’s ability to increase cash flows to support its operating activities; the results of the evaluation of strategic alternatives and the terms, value and timing of any transaction resulting from that process, or the failure of any such transaction to occur; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the effectiveness of the Company’s relationships with, and operations of, its key suppliers; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; changes in foreign currency values relative to the U.S. dollar; the Company’s ability to retain its senior management team; continued volatility in the price of the Company’s common stock; and the Company’s ability to execute its business plan to return to compliance with NYSE continued listing standards, as accepted by the NYSE, and its ability to continue to comply with applicable NYSE listing standards, within the available cure period, and risks arising from the potential suspension of trading of the Company’s common stock on the NYSE. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

About Pier 1 Imports, Inc.

Founded with a single store in 1962, Pier 1 Imports is a leading omni-channel retailer of unique home décor and accessories. The Company’s products are available through more than 950 Pier 1 stores in the U.S. and Canada and online at pier1.com. For more information or to find the nearest store, please visit pier1.com.

Contacts

Christine Greany

The Blueshirt Group

(858) 523-1732

christine@blueshirtgroup.com